Exhibit 1.1

14,583,333 Shares

Common Stock

($.01 Par Value)

UNDERWRITING AGREEMENT

August     , 2004

A.G. EDWARDS & SONS, INC.

WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the several Underwriters

c/o A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

Ladies and Gentlemen:

The undersigned, Eagle Hospitality Properties Trust, Inc., a Maryland real estate investment trust that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes (the “Company”), and EHP Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), hereby address you as the representatives (the “Representatives”) of each of the persons, firms and corporations listed on Schedule I hereto (collectively, the “Underwriters”) and hereby confirm their agreement with the several Underwriters as follows:

1. Description of Shares. The Company proposes to issue and sell to the Underwriters 14,583,333 shares of its common stock, par value $.01 per share (the “Shares”). Such 14,583,333 Shares are herein collectively referred to as the “Firm Shares.” Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 2,187,500 Shares (the “Option Shares”), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are sometimes herein collectively referred to as the “Shares” and are more fully described in the Prospectus (hereinafter defined).

On or immediately prior to the Closing Date (hereinafter defined), the Company and the Operating Partnership, will complete a series of transactions described in the Prospectus under the caption “Formation Transactions” (such transactions, the “Formation Transactions”). As part of the Formation Transactions, (i) the owners (the “Contributors”) of the limited partnerships, limited liability companies and corporations owning the initial hotels (as described in the Prospectus under the caption “Formation Transactions”) prior to the Closing Date (the “Contributed Entities”) will each contribute or sell all of their interests in the Contributed Entities (except that William P. Butler will contribute only 49% of the interests in EHP RiverCenter Suites, LLC) to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership (the “OP Units”), cash, the Property Shares (as defined below) or a combination of the foregoing, in each case, as set forth in the Contribution Agreements, (iii) the Company will contribute the net proceeds from the public offering of the Shares to the Operating Partnership in exchange for OP Units, and (iv) the Company will issue the Property Shares to certain Contributors and the Private Shares in the Private Sale. In addition, to the extent any or all of the Option Shares are purchased by the several Underwriters, the Company, on the Option Closing Date will contribute to the Operating Partnership the net proceeds from the sale of the Option Shares.

2. Purchase, Sale and Delivery of Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Company, at a purchase price of $             per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Unless the Representatives elect to take delivery of the Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, the Company will deliver definitive certificates for the Firm Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New York, New York (“Edwards’ Office”), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company of the purchase price for the Firm Shares sold by it to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company, at 10:00 a.m., New York, New York time, on August     , 2004, or at such other time and date not later than five full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the “Closing Date.”

The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards’ Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

3. Purchase, Sale and Delivery of the Option Shares. The Company hereby grants an option to the Underwriters to purchase up to 2,187,500 Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The options to purchase the Option Shares are exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (as hereinafter defined) (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the New York Stock Exchange is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 12 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the options, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the options at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

Unless the Representatives elect to take delivery of the Shares by credit through full FAST transfer to the accounts at The Depository Trust Company designated by the Representatives, delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at Edwards’ Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per share purchase price to the Company by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., New York, New York time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the “Option Closing Date.” The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards’ Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

3A. Directed Shares. As part of the offering contemplated by this Agreement, it is understood that approximately                      of the Firm Shares (the “Directed Shares”) will be reserved by the Underwriters for sale to the Company’s directors, officers, employees, and other persons with whom or which the Company has a business relationship (collectively, “Participants”), upon the terms and conditions set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Participant for any action taken or omitted to be taken in good faith in connection with the Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

4. Representations, Warranties and Agreements of the Company and the Operating Partnership. (a) The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Underwriter that:

(i) A registration statement (Registration No. 333-115213) on Form S-11 with respect to the Shares, including such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed with the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. Such registration statement became effective under the 1933 Act on August     , 2004, at     :     p.m., New York, New York time (such time and date, the “Effective Time”), and a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term “Registration Statement” as used herein means the registration statement as amended at the Effective Time, including financial statements and all exhibits thereto and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means the final prospectus (the “Final Prospectus”) as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. The term “Preliminary Prospectus” as used herein shall mean the preliminary prospectus dated                     , 2004, and any preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement. The Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will be identical to the respective version of the Prospectus created to be transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. No document has been or will be prepared in connection with the offerings of the Shares in reliance on Rule 434 of the 1933 Act Rules and Regulations. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither any Preliminary Prospectus or the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(iii) This Agreement and the Formation Agreements have been duly authorized, executed and delivered by the Company and the Operating Partnership (to the extent a party thereto) and each constitutes a valid and legally binding obligation of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms (to the extent a party thereto), except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (collectively, the “Exceptions”). On or prior to the Closing Date, the Formation Transactions shall have been consummated or shall be consummated contemporaneously with the Closing Date.

(iv) Each of the Company and its subsidiaries including, without limitation, the Operating Partnership), has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, in good standing under the laws of the states or other jurisdictions in which it is incorporated or formed, with full power and authority (corporate or other) to own, lease and operate its respective properties and assets and conduct its respective businesses as described in the Prospectus and the Registration Statement and, (a) with respect to the Company, to execute and deliver, and perform the Company’s obligations under, and (b) with respect to the Operating Partnership, to execute and deliver, and perform the Operating Partnership’s obligations under, this Agreement and the Formation Agreements (to the extent a party thereto); the Company and its subsidiaries, are (and upon completion of the Formation Transactions, will be) duly qualified to do business as foreign corporations, in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The Contributed Entities have been duly organized or formed and are validly existing as limited partnerships or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of organization and are duly qualified to transact business as foreign limited partnerships and limited liability companies and are in good standing under the laws of all jurisdictions where the ownership or leasing of their properties and assets or the conduct of their businesses require such qualifications, except where the failure to be so qualified would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), business, management, properties, assets, results of operations or cash flow of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s capital stock, partnership interests, membership interests of other equity interests, as the case may be, from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary’s property or assets to the Company or to any other subsidiary.

(v) As of the Closing Date, the Company and the limited partners of the Operating Partnership will enter into an Agreement of Limited Partnership of the Operating Partnership, substantially in the form of Exhibit 10.1 to the Registration Statement, with such other nonmaterial changes and revisions as are acceptable to the Representatives (the “Operating Partnership Agreement”), which agreement will be in full force and effect as of the Closing Date. The Operating Partnership Agreement has been duly authorized, executed and delivered by the Company as the general partner thereof and constitutes the valid and binding obligation of such general partner, enforceable in accordance with its terms, subject to the Exceptions. All of the OP Units to be issued in connection with the Formation Transactions have been duly authorized for issuance by the Operating Partnership to the holders or prospective holders thereof, and, at the Closing Date, against the payment of consideration therefor in accordance with the Operating Partnership Agreement and the applicable Contribution Agreements, will be validly issued and fully paid, and, in the case of the OP Units to be issued to the Company, free and clear of any security interests, liens, encumbrances, charges or claims. Immediately after the Closing Date, 20,721,225 OP Units will be issued and outstanding, 15,154,873 of which will be owned solely by the Company.

The OP Units conform in all material respects to the description thereof contained in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

(vi) None of the Company, any of its subsidiaries nor the Properties has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus and the Registration Statement, that has had or would have a Material Adverse Effect; and since the respective dates as of which information is given in the Prospectus and the Registration Statement, there has not been any change in the capital shares or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus and the Registration Statement. Except as disclosed in the Prospectus and the Registration Statement for the periods set forth therein, there has been no dividend of any kind declared, paid or made by the Company on any class of its shares of beneficial interest or by the Operating Partnership on any of its partnership interests.

(vii) The issuance and sale of the Shares, the Property Shares and the Private Shares (defined hereinafter) and the execution, delivery and consummation by the Company and the Operating Partnership of this Agreement and the Formation Agreements (to the extent a party thereto), and the performance of the transactions herein or therein contemplated, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge, encumbrance or claim upon any properties or assets of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor does or will such action result in any material violation of the provisions of the Company’s and any of its subsidiaries’ Governing Instruments or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except for such consents, approvals, authorizations, registrations or qualifications the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the offer and sale of the Shares as contemplated in this Agreement.

(viii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the heading “Capitalization.” Immediately prior to the Closing Date, no shares of Common Stock will be issued and outstanding, except for 100 shares of Common Stock, all of which will be redeemed by the Company prior to the Closing Date. The Shares conform, or when issued will conform, to the description thereof in the Prospectus (and such description of the Shares will conform to the articles supplementary referenced below) and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law, the Governing Instruments of the Company or any of its subsidiaries or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All action (corporate or otherwise) required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, shares of Common Stock, or other ownership interest in the Company. The outstanding shares of capital stock, partnership interests or membership interests of, or other ownership interest in, the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as disclosed in the Prospectus, are owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and were not issued in violation of any preemptive or similar rights; all of the issued and outstanding shares of capital stock of the Company and all of the issued and outstanding OP Units have been offered, issued and sold by the Company and the Operating Partnership in compliance with all laws, rules and regulations, including all federal and state securities laws; and, except as disclosed in the Prospectus and the Registration Statement, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital shares, partnership interests or membership interests of, or other ownership interests in, the Company or any of its subsidiaries.

(ix) The Company is the sole general partner of the Operating Partnership (the “General Partner”).

(x) The OP Units, the Property Shares and the Private Shares will be issued in compliance with all federal and state securities laws, are not, or will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform in all material respects to any description thereof contained in the Prospectus.

(xi) The statements set forth in the Prospectus and the Registration Statement describing the Formation Agreements, the Formation Transactions, the Governing Instruments of the Company and its subsidiaries, the Shares, the Property Shares, the Private Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xii) Each of the Company, its subsidiaries and, to the knowledge of the Company, the Manager (as hereinafter defined), is (and upon consummation of the Formation Transactions will be) in possession of and operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has (and upon consummation of the Formation Transactions will be) satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for such entities lawfully to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Prospectus, and, each of the Company and its subsidiaries is (and upon consummation of the Formation Transactions will be) conducting its respective business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and no such Permit contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus; each of the Company, its subsidiaries, and to the knowledge of the Company, the Manager, has filed all notices, reports, documents or other information required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, the Manager, has received notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(xiii) The Company, its subsidiaries and, to the knowledge of the Company, the Contributed Entities, have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company, its subsidiaries and, to the knowledge of the Company, the

Contributed Entities, have made all necessary payroll tax payments and are current and up-to-date; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company, its subsidiaries or the Contributed Entities, which, individually or in the aggregate, might have a Material Adverse Effect.

(xiv) The Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation described in the Registration Statement and the Prospectus will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code, commencing with its taxable year ended December 31, 2004. The Company has not, and except for the TRS Lessees, none of its subsidiaries has, elected to be treated as a corporation or association taxable as a corporation for federal income tax purposes.

(xv) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them (or to be operated by them following the consummation of the Formation Transactions), and none of the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xvi) Except as described in the Prospectus, the Company and its subsidiaries upon consummation of the Formation Transactions, will have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, security interests, pledges, charges, mortgages, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; upon the completion of the Formation Transactions, the Company or its subsidiaries will have obtained an owner’s or leasehold title insurance policy from a title insurance company licensed to issue such policy, on any real property to be owned in fee or leased, as the case may be, that insures the fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in markets where such subsidiary’s Properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of indebtedness held by the Company and secured by the real property; except as disclosed in the Prospectus, the Company and its subsidiaries hold (or upon consummation of the Formation Transactions will hold) any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them; except as disclosed in the Prospectus, no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein; neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, the Manager, has any notice or knowledge of any material claim of any sort which has been or may be, asserted by anyone adverse to the Company’s or any subsidiary’s rights as lessee, or sublessee under any lease or sublease under any lease or sublease described above, or affecting or questioning the Company’s or any subsidiary’s rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof; each of the Properties complies with all applicable building codes, zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title which in any case could result in a Material Adverse Effect, and the Company has no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will have a material effect on the size of, use of, value of, improvements on, construction on or access to any of the Properties. All real property owned or leased by the Company or any subsidiary is free of material defects in the condition of the roof and the foundation, load-bearing walls or other structural elements thereof, or the mechanical, electrical, plumbing, safety and other systems contained therein; to the knowledge of the Company, water, storm water, sanitary sewer, electricity and telephone service are all available at the edge of such Property or are available at the edge of the Property within contiguous public rights-of-way; all payments of real estate taxes relating to the Properties are current, except for real estate taxes for the current tax year that are not yet due and payable; except as described in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to increase the real property taxes or assessments of any such Property which would have a Material Adverse Effect.

(xvii) The mortgages and deeds of trust encumbering, or to be encumbering upon consummation of the Formation Transactions, any real property owned in fee or leased by the Company or any of its subsidiaries (or to be owned or leased upon consummation of the Formation Transactions) (a) are not convertible (in the absence of foreclosure) into an equity interest in such property or in the Company or any of its subsidiaries, and none of the Company or any subsidiary holds a participating interest therein, (b) except as set forth in the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (c) are not and will not be cross-collateralized to any property not owned by the Company or any of its subsidiaries.

(xviii) Except as otherwise described in the Prospectus and the Registration Statement, none of the Company, any of its subsidiaries and, to the knowledge of the Company, the Manager, has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”)), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, rules and regulations and other governmental requirements relating to pollution, control of chemicals and management of waste, (collectively, “Environmental Laws”), and the Company, its subsidiaries and, to the knowledge of the Company, the Manager, are (and upon consummation of the Formation Transactions, will be) in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, none of the Company, its subsidiaries and, to the knowledge of the Company, the Manager, has received any written or oral notice from any governmental entity or any other person; and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: (1) alleges a violation of any Environmental Laws by the Company, any of its subsidiaries or the Manager (only to the extent affecting the Properties), or that the Company or any of its subsidiaries is (or upon consummation of the Formation Transactions, will be) a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; (2) has resulted in or could result in the attachment of an environmental lien on any of the Properties; or (3) alleges that the Company or any of its subsidiaries is (or upon consummation of the Formation Transactions, will be) liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

(xix) None of the entities which prepared appraisals or surveys of the Properties, or Phase I environmental assessment reports with respect to such Properties, was employed for such purpose on a contingent basis or, to the knowledge of the Company, has any substantial interest in the Company, any of its subsidiaries, or the Manager, and, to the knowledge of the Company, none of their directors, officers or employees is connected with the Company, any of its subsidiaries, or the Manager as a promoter, selling agent, voting trustee, officer or employee.

(xx) The Company has the number of employees set forth in the Prospectus and the Registration Statement. No labor disturbance with the employees of the Company, any of its subsidiaries or, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), exists or, to the knowledge of the Company, is imminent which, individually or in the aggregate, would have a Material Adverse Effect.

(xxi) The Company, its subsidiaries and, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), maintain insurance of the types and in the commercially reasonable amounts generally deemed adequate for their respective businesses, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(xxii) None of the Company or any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its Governing Instruments. None of the Company, any of its subsidiaries and, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any such entity is a party or by which any such entity is bound or to which any of the properties or assets of any such entity is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the Securities Exchange Act of 1934 Act, as amended (the “1934 Act”), which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

(xxiii) Other than as set forth in the Prospectus and the Registration Statement, there are no legal or governmental actions, suits or proceedings pending to or by which the Company, any of its subsidiaries or, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), or any of their respective directors or officers, is a party or by which any properties, assets or rights (including any to be acquired upon consummation of the Formation Transactions) of the Company, any of its subsidiaries or, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), is subject or is bound that, if determined adversely to such entities, properties, assets or rights, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or the performance of the transactions contemplated by the Formation Agreements, or which is required to be disclosed in the Prospectus or the Registration Statement; to the Company’s knowledge, no such proceedings are threatened.

(xxiv) None of the Company, nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Neither the Company nor any of its affiliates (a) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the Rules and Regulations thereunder, or (b) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-Laws of the NASD) any member firm of the NASD.

(xxv) Grant Thornton LLP, the accounting firm which has certified the financial statements filed with and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to meet the broad objectives of internal accounting controls insofar as those would be material in relation to the Company’s financial statements or the Company’s compliance with its obligations under the 1933 Act, 1933 Act Rules and Regulations, 1934 Act and 1934 Act Rules and Regulations. The consolidated and combined financial statements and schedules of the Company, including the notes thereto, filed with and as a part of the Registration Statement or Prospectus, present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated and combined results of operations and changes in financial position and consolidated and combined statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and in accordance with Regulation S-X promulgated by the SEC. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. No other financial statements are required to be included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus and any Preliminary Prospectus complies as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement.

(xxvi) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(xxvii) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus or any press release related thereto, which press release has been approved by the Representatives.

(xxviii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxix) Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any of its subsidiaries to or for the benefit of any of the officers or trustees of the Company or any of their family members.

(xxx) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi) The Company, its subsidiaries, and, to the knowledge of the Company, the Manager (only to the extent affecting the Properties), and the Contributed Entities have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(xxxii) To the Company’s knowledge, each of the Formation Agreements has been duly authorized by all necessary corporate and other action, executed and delivered by the Contributors (to the extent a party thereto) and is a legal, valid and binding agreement of the Contributors, to the extent a party thereto, enforceable in accordance with its terms, subject to the Exceptions. The consummation of the transactions contemplated by the Formation Agreements does not, and the performance thereof will not, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any security interest, lien, charge, encumbrance or claim upon any properties or assets of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Contributors or the Contributed Entity named therein is a party or by which the Company, or any of its subsidiaries, such Contributor or Contributed Entity is bound or to which any of the properties or assets of the Company or any of its subsidiaries or such Contributed Entity is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any material violation of the provisions of the Company’s and any of its subsidiaries’ Governing Instruments or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or any Contributed Entity or Contributor or the properties or assets of any of them; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the OP Units or the consummation of the Formation Transactions, except such as have been, or will be prior to the Closing Date, obtained and except for such consents, approvals, authorizations, registrations or qualifications the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company or its subsidiaries’ ability to consummate the Formation Transactions.

(xxxiii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its subsidiaries or to alter the customer’s or supplier’s level or type of business with the Company or any of its subsidiaries or (ii) a trade journalist or publication to write or publish favorable information about the Company, any of its subsidiaries or their respective Properties.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and the Operating Partnership, as applicable) to each Underwriter as to the matters covered thereby.

5. Additional Covenants. The Company and the Operating Partnership, jointly and severally, covenant and agree with the several Underwriters that:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Company will deliver to each of the Representatives upon request, and to counsel for the Underwriters (i) a conformed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a conformed copy of each consent and certificate included, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through the Representatives as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Representatives may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) before the termination of the offering of the Shares of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any such amendment to the Registration Statement becomes effective or when any such supplement to the Prospectus has been filed.

(d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Company or the Representatives, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file (subject to Section 5(c)) with the SEC, and furnish to the Representatives a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or 1934 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(h) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or the 1934 Act by any Underwriter or dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of three years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with an securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

(i) The Company will apply the proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K and will file such reports with the SEC with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by the 1933 Act or the 1934 Act or by the applicable rules and regulations thereunder.

(j) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act.

(k) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to offering of the Shares, without your prior written consent, which consent will not be unreasonably withheld.

(l) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement.

(m) The Company will use its best efforts to obtain approval for, and to maintain the listing of the Shares on the New York Stock Exchange.

(n) The Company will not, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock, or any other capital stock ranking on a parity with or senior to the Common Stock (“Parity Shares”), any securities convertible into, or exercisable or exchangeable for, Common Stock or Parity Shares or any other rights to acquire Common Stock or Parity Shares, for a period of 180 days from the date of the Prospectus, without the prior written consent of the Representatives, except for (i) the Property Shares, (ii) the Shares sold hereunder, (iii) OP Units, (iv) shares of Common Stock issued in exchange for OP Units or (v) shares of Common Stock issued under the Company’s 2004 long-term incentive plan.

(o) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management’s authorizations; (b) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries; (c) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s authorization; and (d) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

(p) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York, New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(q) The Company will cause each officer and director of the Company, and Corporex, Commonwealth Hotels, Inc., and such other affiliated entities of William P. Butler as the Representatives shall reasonably request, and Daniel T. Fay, to furnish to the Representatives, prior to the Closing Date for the Firm Shares, a letter agreement, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock, any securities convertible into, or exercisable or exchangeable for, Common Stock or any other rights to acquire such shares, for a period of 180 days from the Effective Date, without the prior written consent of the Representatives.

(r) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

(s) The Company will have engaged, prior to the Closing Date,                     , or another institution reasonably satisfactory to the Representatives, to act as transfer agent and registrar following the Closing Date.

(t) During a period of 180 days from the Effective Date, the Company shall not, without the prior written consent of the Representatives, file a registration statement under the 1933 Act except for any registration statement registering the issuance of shares under any employee benefit plan or the issuance or resale of shares issued in exchange for OP Units.

(u) The Company will use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code, unless otherwise determined by the Company’s Board of Directors.

(v) The Company and the Operating Partnership will cooperate with the applicable Contributors and on or before December 31, 2006 will consummate the purchase of the remaining         % of the interests in the Contributed Entity holding the Embassy Suites Hotel Cincinnati-RiverCenter not held by the Company and its subsidiaries on the Closing Date, as described in the Prospectus, in accordance with the terms and conditions of the applicable Contribution Agreement; provided that the Representatives may release the Company from its obligation hereunder in the event that the Independent Directors (hereinafter defined) determine in good faith that such consummation is not in the best interests of the Company.

(w) The Company will comply with all provisions of any undertakings in the Registration Statement.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by the Company and the Operating Partnership of their covenants and obligations hereunder, and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments to the Registration Statement, if any, shall have become effective not later than 4:00 p.m., New York, New York time, on the date hereof, or at such later date and time as may be approved by the Representatives; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. New York, New

York time, on the date hereof, or (ii) at such later date and time as may be approved by the Representatives. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been timely made within the applicable time period prescribed for such filing by such Rule. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) The Registration Statement or Prospectus or any amendment or supplement thereto shall not contain an untrue statement of a material fact, or omit to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received:

(1) The opinion of Alston & Bird LLP, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Company is a corporation duly formed and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessment and Taxation of Maryland.

(ii) The Company has the corporate power to own, lease and operate its properties and assets and to conduct the business in which it is engaged or proposes to engage, substantially as described in the Prospectus under the caption “Business and Properties” and to enter into and perform its obligations under this Agreement and the Formation Agreements, including the sale and issuance of the Shares, the Property Shares and the Private Shares.

(iii) The execution, delivery and performance by the Company of this Agreement and the Formation Agreements (to the extent a party thereto) and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with (A) any provisions of the bylaws of the Company; (B) any material Maryland law, statute, rule or regulation applicable to the Company or any of its properties or assets or (C) any order or administrative or court decree of any court or governmental agency of the State of Maryland known by such counsel to be binding upon the Company or to which the Company is subject.

(iv) No filing, registration or qualification with, or authorization, approval, consent, license, order or decree of, any Maryland court or governmental authority or agency (other than such as may be required under the Maryland securities laws, if any, as to which no opinion is expressed) is required in connection with the due authorization, execution, delivery and performance of this Agreement and the Formation Agreements.

(v) The terms of the Shares and the OP Units conform in all material respects to the descriptions thereof contained in the Prospectus. The information contained in the Prospectus under the captions, “Description of Capital Stock” and “Description of the Partnership Agreement,” and the information in Item 34 of Part II of the Registration Statement, in each case to the extent that such information constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the declaration of trust or bylaws of the Company or legal conclusions with respect to matters of Maryland law, is correct in all material respects.

(vi) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings therefor initiated or threatened by the Commission.

(vii) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue date, comply as to form in all material respects to the requirements of Form S-11 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules or other financial or statistical data contained or required to be contained therein).

(viii) This Agreement and the Formation Agreements have been duly authorized, executed and delivered by the Operating Partnership and the Company (to the extent parties thereto) and constitute valid and legally binding obligations of the Company and the Operating Partnership (to the extent parties thereto), subject to the Exceptions.

(ix) Each of the subsidiaries listed on Schedule II hereto has been duly incorporated, organized or formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed as set forth on Schedule II, with requisite corporate, partnership or limited liability company, as the case may be, power to own, lease and operate its assets and properties and conduct its business as described in the Prospectus and, with respect to the Operating Partnership, to enter into, deliver and perform this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign entities in good standing in each state or other jurisdiction set forth on Schedule II.

(x) To the knowledge of such counsel, the Company and each of its subsidiaries has all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities that are required for the Company and its subsidiaries lawfully to own, lease and operate their assets and properties and conduct their business as described in the Prospectus, the failure of which to obtain would cause a Material Adverse Effect. To the knowledge of such counsel, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, except for any violation or default that would not cause a Material Adverse Effect.

(xi) Except as otherwise set forth in the Prospectus, all outstanding equity interests of the subsidiaries set forth in Schedule II are owned by the Company either directly or through subsidiaries, and all such securities have been duly authorized and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any perfected security interest and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments relating to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such subsidiaries. Except as disclosed in the Prospectus or the Registration Statement, and as may be prohibited or restricted by applicable law, to such counsel’s knowledge, no subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to, or from making any other distribution with respect to such subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as the case may be, or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary’s property or assets to the Company or to any other subsidiary.

(xii) The issuance and sale of the Shares and the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the Formation Agreements and the Operating Partnership (in each case, to the extent a party thereto), and the consummation of the transactions herein and the performance of the transactions therein contemplated, do not and will not (A) conflict with or result in a breach or violation by the Company or any of its subsidiaries of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Operating Partnership pursuant to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership or (c) result in any violation of any decree, order or judgment of any court or governmental agency or body known by such counsel to be applicable to the Company or the Operating Partnership.

(xiii) The Shares are approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange. The form of certificate used to evidence the Shares complies in all material respects with the requirements of the New York Stock Exchange.

(xiv) To the knowledge of such counsel, the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound.

(xv) To the knowledge of such counsel, (A) other than as set forth in the Prospectus, there are no legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party, or of which the business, assets or properties of such entities is the subject, which (individually or in the aggregate) are required to be disclosed in the Registration Statement and Prospectus and are not so disclosed or which (individually, or in the aggregate) could reasonably be expected to have a Material Adverse Effect; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

(xvi) Such counsel has reviewed the statements in the Registration Statement and the Prospectus in the sections entitled “Risk Factors—Risks relating to our Business– Tax indemnification obligations, which apply in the event that we sell certain properties, could limit our operating flexibility”, “Risk Factors—Risks relating to our Business– The costs of compliance with or liabilities under environmental laws may harm our operating results”, “Risk Factors—Risks related to our status as a REIT”, “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Because provisions contained in Maryland law and our charter may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares”, “Business—Leases”, “Business—Strategic Alliance Agreement”, “Business—Management Agreements with Commonwealth Hotels, Inc.”, “Business—Hyatt Regency Rochester Management Agreement”, “Business –Franchise Licenses”, “Business–Environmental Matters”, “Certain Relationships and Related Party Transactions”, “Shares Available for Future Sale”, “Material Federal Income Tax Considerations”, and Item 33 of Part II thereof, and insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, constitute accurate summaries thereof in all material respects.

(xvii) Upon consummation of the Formation Transactions, the Company will have the duly and validly authorized capital stock as set forth under the caption “Capitalization” in the Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, as to legal matters to the description thereof in the Prospectus and have been duly authorized, validly issued, fully paid and nonassessable; and

the Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable. All corporate action required to be taken by the Company for the authorization, issue and sale of the Shares has been duly and validly taken.

(xviii) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the Property Shares and the application of the proceeds thereof as described in the Prospectus, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(xix) To the knowledge of such counsel and other than as set forth in the Prospectus, neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, and neither the Company nor any of its subsidiaries has failed to obtain any other license, permit, franchise, easement, consent, or other governmental authorization necessary to the ownership, leasing and operation of its assets or properties or to the conduct of its business, which default, violation or failure, individually or in the aggregate, would have a Material Adverse Effect.

(xx) The offer, issuance, sale and delivery of the Property Shares by the Company under the circumstances contemplated by the applicable Contribution Agreements and to Corporex in the Private Sale under the Subscription Agreement, in each case, were exempt from the registration requirements of the 1933 Act.

(xxii) The offer, issuance, sale and delivery of the OP Units by the Operating Partnership under the circumstances contemplated by the applicable Contribution Agreements constitute exempt transactions under the 1933 Act and do not under existing law require the registration of the OP Units under the 1933 Act.

(xxiii) Other than the holders of OP Units, to the knowledge of such counsel and except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

(xxiv) Commencing with the Company’s initial taxable year ending December 31, 2004 and assuming that the elections and other procedural steps referred to in an officer’s certificate are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that the Company’s contemplated method of operations will enable it to satisfy the requirements for such qualification commencing with the Company’s taxable year ending December 31, 2004.

Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in various conferences with officers of the Company, representatives of the Company’s independent certified public accountants and the Representatives and their counsel. At those conferences, the contents of the Registration Statement and Prospectus and related matters were discussed, reviewed and revised. Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the 1933 Act, such counsel shall not pass upon, and shall not assume any responsibility for, and shall make no representation that such counsel has independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except to the extent expressly provided above. Also, such counsel shall not express any opinion or belief as to the financial statements, schedules or other financial or statistical information contained in the Registration Statement or the Prospectus. Also, such counsel shall not express any opinion or belief as to any information furnished in writing by you expressly for use in the Registration Statement or Prospectus. However, subject to the foregoing, on the basis of such counsel’s participation in the conferences referred to above and such counsel’s examination of the documents referred to herein, such counsel shall advise you that no facts have come to such counsel’s attention that would lead such counsel to believe that (i) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(f) You shall have received at or prior to the Closing Date from Bryan Cave LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or blue sky laws of such jurisdictions as the Underwriters may have designated to the Company.

(g) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from Grant Thornton LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations, and stating to the effect set forth in Schedule III hereto.

(h) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has had or reasonably could be expected to have a Material Adverse Effect; and subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital shares or short-term or long-term debt of the Company and its subsidiaries or any change or any development involving or which might reasonably be expected to involve a Material Adverse Effect.

(i) Between the time of execution of this Agreement and the Closing Date (or if applicable, the Option Closing Date), there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or the establishing on such exchange or market by the SEC or by such exchange or market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the establishing on such exchange by the SEC or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or New York authorities; (iv) the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis (including acts of terrorism), change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

(j) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been fully satisfied;

(ii) they have reviewed the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective, issue or filing dates, contained, or the Prospectus as amended or supplemented at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

(iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company; and

(v) covering such other matters as you may reasonably request.

(k) The Representatives shall have received duly and validly executed letter agreements from the persons referred to in Section 5(q).

(l) The Company and the Operating Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(n) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Bryan Cave LLP, counsel for the several Underwriters. The Company and the Operating Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

7. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any supplement or amendment thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, (and with respect to the Prospectus, in the light of the circumstances under which they were made), not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the prior written consent of the Company); provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus, in light of the circumstances under which they were made), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the prior written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from (i) any liability except to the extent that it has been prejudiced in any material respect by such failure or (ii) any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

(e) The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability that the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Operating Partnership and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Operating Partnership, the Company or any of their officers, directors, trustees or any controlling persons and shall survive delivery of and payment for the Shares hereunder.

9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Effective Date and Termination. (a) This Agreement shall become effective upon execution by the parties.

(b) In the event of any termination of this Agreement pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

(c) If any condition specified in Section 6 hereof shall not have been satisfied when and as required to be satisfied, this Agreement may be terminated by you, by notice to the Company, at or prior to the Closing Date or the Option Closing Date, as applicable. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. If you terminate this Agreement as provided in this Section 10(c), you shall notify the Company by telephone or telegram, confirmed by letter.

11. Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, (e) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Shares for trading on the New York Stock Exchange, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided further, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as provided in this Section 11), the Underwriters’ out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

If this Agreement is terminated by you in accordance with the provisions of Section 10(c) because of a failure to satisfy the conditions set forth in Sections 6(a), (b), (c), (f), (g) or (j), or because of the inaccuracy of any of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or the failure of the Company or the Operating Partnership to perform their covenants and obligations in this Agreement, the Company and the Operating Partnership shall reimburse the Underwriters for all of their reasonable out of pocket expenses, including the fees and disbursements of counsel to the Underwriters.

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards & Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance, facsimile number (314) 955-4775, or if sent to the Company or the Operating Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 100 E. RiverCenter Blvd. Suite 480, Covington, KY 41011, Attention: J. William Blackham, Chief Executive Officer, facsimile number (859) 292-5518.

13. Information Furnished by Underwriters. The statements set forth in the second, third, twelfth, thirteenth, fourteenth, fifteenth and seventeenth paragraphs under the caption “Underwriting” in the Prospectus concerning concession amounts, the information concerning the underwriters’ identities and the number of Shares to be purchased by each contained in the first paragraph under the caption “Underwriting” in the Prospectus and the names of the Underwriters on the front and back covers of the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(a)(ii), Section 6(c)(1) and Section 7 hereof.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and, to the extent provided in Sections 7 and 8, the officers and trustees of the Company and each person who controls the Company, the Operating Partnership or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, trustees and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. or Wachovia Capital Markets, LLC on behalf of you as the Representatives, as if the same shall have been made or given in writing by the Underwriters.

15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

17. Time of Essence. Time shall be of the essence of this Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance (including section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of laws rules).

19. Definitions. For purposes of this Agreement, (a) “TRS Lessee” means Eagle TRS Holding Co., a Maryland corporation, and any of its subsidiary corporations or other entities which lease hotels from the Operating Partnership or any of the Company’s subsidiaries; (b) “Manager” means Commonwealth Hotels, Inc., a Kentucky corporation; (c) “knowledge” means the actual knowledge of the executive officers of the applicable entity, after reasonable inquiry or investigation; provided, that, where “knowledge” qualifies a representation or warranty of the Company or the Operating Partnership with respect to the TRS Lessee or the Manager, “knowledge” means the actual knowledge of the executive officers of the Company without further inquiry or investigation; (d) “Property” shall mean all real property and facilities owned or leased (or, following the consummation of the Formation Transactions to be owned or leased) by the Company, a subsidiary or a Contributed Entity, as applicable (e) “assets or properties” or “properties or assets” or “properties and assets” or “assets and properties” shall include, without limitation, those assets and properties to be acquired in the Formation Transactions (including, without limitation, the Properties) unless the context in which the phrase is used clearly suggests otherwise; (f) “Governing Instruments” of a party means the declaration of trust, articles or certificate of incorporation, charter, bylaws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other governing instrument, as applicable, of the party; (g) “Contribution Agreements” means, collectively, those certain Omnibus Option Agreements dated as of May 4, 2004 by and among the Operating Partnership and the Contributors, (h) “Property Shares” means an aggregate of 146,540 shares of Common Stock issued by the Company pursuant to (i) the Omnibus Option Agreement dated as of May 4, 2004 among the Company, Tampa Westshore Hotel, Inc. and KY Florida Hotel Investors, Inc. and (ii) the Omnibus Option Agreement dated as of May 4, 2004 among the Company, Rochester Downtown Hotel, Inc. and KY Florida Hotels Investors, Inc., in exchange for the Property as defined therein), (i) “Private Shares” means an aggregate of 208,332 shares of Common Stock issued to Corporex Companies LLC (“Corporex”) in a private placement (the “Private Sale”) pursuant to that certain Subscription Agreement, dated as of May 5, 2004, between the Company and Corporex (the “Subscription Agreement”), (j) “Formation Agreements” means (1) the Contribution Agreements with respect to each of the Contributed Entities, (2) the Tax Indemnification and Debt Maintenance Agreements, dated as of August     , 2004, among the Company and the Contributors with respect to each of the Contributed Entities, (3) (A) the Director Designee Agreement dated as of                     , 2004, between the Company and Corporex, (B) the Non-Competition and Right of First Refusal Agreement, dated as of                     , 2004, among the Operating Partnership, the Manager, William P. Butler and Daniel T. Fay, and (C) the Strategic Alliance Agreement among the Operating Partnership, the Company, Corporex and William P. Butler, (4) the Management Agreement between the TRS Lessee and Commonwealth Hotels, Inc., (5) the Lease Agreement between the Operating Partnership and the TRS Lessee with respect to each of the Properties, (6) the Subscription Agreement, and (7) the [Closing Agreement] for each of the Contributed Entities, and (k) Independent Directors means those directors determined by the Company’s Board of Directors to be “independent” in accordance with the Corporate Governance Rules of the New York Stock Exchange or, in the event that the Common Stock is not listed on the New York Stock Exchange, in accordance with applicable rules.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:
Name: Title:

EHP OPERATING PARTNERSHIP, L.P.

By: Eagle Hospitality Properties Trust, Inc., its general partner

By:
Name: Title:

Accepted in St. Louis,

Missouri as of the date

first above written, on

behalf of ourselves and each

of the several Underwriters

named in Schedule I hereto.

A.G. EDWARDS & SONS, INC. WACHOVIA CAPITAL MARKETS, LLC As Representatives of the Several Underwriters named on Schedule I hereto

By: A.G. EDWARDS & SONS, INC.

By:
Name: Title:

SCHEDULE I

Name	Number of Shares
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Legg Mason Wood Walker, Incorporated
Calyon Securities (USA) Inc.
RBC Capital Markets Corporation
Total	14,583,333

SCHEDULE II

Entity	State of Formation
1. Eagle Hospitality Trust Properties, Inc.	MD
Any other direct or indirect subsidiary of the Company